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                                                                    Exhibit 8(s)

               WM VARIABLE TRUST PARTICIPATION AGREEMENT AMENDMENT

                                 AMENDMENT NO. 1

      The Participation Agreement among WM VARIABLE TRUST, WM FUNDS DISTRIBUTOR, INC. and FARMERS NEW WORLD LIFE INSURANCE COMPANY dated April 2, 2001 (the "Agreement") is hereby amended as follows:

Section 3.11 of the Agreement is added as the following provision:

      With respect to Class 2 shares, WMVT has adopted Rule 12b-1 Plans under which it makes payments to finance distribution expenses. WMVT represents and warrants that it has a Board of Trustees, a majority of whom are not interested persons of the WMVT, which has approved each of its Rule 12b-1 Plans to finance distribution expenses of WMVT's Class 2 shares and that any changes to the WMVT's Rule 12b-1 Plans will be approved in accordance with Rule 12b-1 under the 1940 Act.

Schedule A is revised to read:

                                   SCHEDULE A
          SEPARATE ACCOUNTS, ASSOCIATED CONTRACTS, AND AVAILABLE FUNDS

Name of Separate Account and                         Contracts Funded
Date Established by Board of Trustees                By Separate Account

Farmers Annuity Separate Account A (4/6/99)          Farmers Variable Annuity

Farmers Variable Life Separate Account A (4/6/99)    Farmers Flexible Premium
                                                     Variable Life Insurance
                                                     Policy

Funds of WMVT to be made available to the Company as the sponsor of the Separate Accounts are:

      WM VARIABLE TRUST

      Equity Income Fund (Class 2 Shares)
      Mid Cap Stock Fund (Class 2 Shares)
      Small Cap Stock Fund (Class 2 Shares)


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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of June , 2001.

                                        FARMERS NEW WORLD LIFE INSURANCE COMPANY

                                        By:    /s/ John R. Patton
                                               ---------------------------------
                                        Name:  John R. Patton
                                        Title: Secretary

                                        WM VARIABLE TRUST

                                        By:    /s/ William Papesh
                                               ---------------------------------
                                        Name:  William G. Papesh
                                        Title: President

                                        WM FUNDS DISTRIBUTOR, INC.

                                        By:    /s/ William Papesh
                                               ---------------------------------
                                        Name:  William G. Papesh
                                        Title: President


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